Exhibit 99.6

PROXY CARD AND PROXY VOTING INSTRUCTIONS

SILVERSUN TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS – [     ], 2023

The undersigned stockholders(s) of SilverSun Technologies, Inc. (the “Company”) hereby revoking any proxy heretofore given, does hereby appoint Mark Meller, the Company’s Chief Executive Officer, as Proxy, with full power to act alone, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of the Stockholders of the Company to be held on [                ], 2023, at [        ] Eastern Time and any and all adjournments and postponements thereof with all powers the undersigned would possess if personally present on the following proposals, each as described more fully in the accompanying proxy statement and any other matters coming before said meeting.

This proxy confers authority and shall be voted in accordance with the recommendations of the Board of Directors, unless a contrary instruction is indicated in which case the proxy shall be voted in accordance with such instruction. This proxy confers discretionary authority to vote on any other matter, if any, presented at the Special Meeting. This proxy shall be voted in accordance with the recommendations of the Board of Directors with respect to such other matters.

VOTING INSTRUCTIONS

Please read our proxy statement/prospectus comprising part of our registration statement on Form S-4 before you vote by proxy. Capitalized terms not defined herein shall be given the meanings ascribed to them in the Form S-4. Due to the COVID-19 pandemic, the Special Meeting will be held in virtual format only and you will not be able to attend the Special Meeting physically. To ensure that your shares are represented at the Special Meeting, we ask that you appoint the Proxy to vote your shares for you in one of the following ways.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on [   ], 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [   ], 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SILVERSUN TECHNOLOGIES, INC.	Special Meeting of Stockholders
120 Eagle Rock Avenue	Meeting Date: [ ], 2023
East Hanover, New Jersey 07936

***WE MUST RECEIVE YOUR VOTING INSTRUCTIONS PRIOR TO MIDNIGHT EASTERN TIME ON [   ], 2023***

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

This proxy will be voted in accordance with the directions given herein. If no direction is given, this proxy will be voted in accordance with the board of director’s recommendations listed below.

PROXY CARD

Voting Items	For Against Abstain

1. Merger Proposal. To adopt the Agreement and Plan of Merger, dated as of September 29, 2022, as amended, by and among the Company, Merger Sub I, Merger Sub II and Rhodium, pursuant to which, among other things, (i) Merger Sub I shall be merged with and into Rhodium, resulting in Rhodium existing as the surviving company of the First Merger, and (ii) immediately following the First Merger, Rhodium shall be merged with and into Merger Sub II, resulting in Merger Sub II existing as the surviving company of the Second Merger.	☐ ☐ ☐	Board of Directors recommendation FOR

2. Separation and Distribution Proposal. To adopt the Separation Agreement, by and between the Company and SilverSun Holdings, pursuant to which, all of the issued and outstanding common stock of SilverSun Holdings, which owns all of the issued and outstanding common stock of (i) SWK and (ii) SCS will be distributed on a pro rata basis to the stockholders of the Company as of the Dividend and Distribution Record Date.	☐ ☐ ☐	Board of Directors recommendation FOR

3. Charter Proposal. To consider and vote upon a proposal to approve and adopt the Fifth Amended and Restated Certificate of Incorporation.

In addition, to approve, on a non-binding advisory basis, certain corporate governance provisions in the Amended and Restated Certificate of Incorporation.

	☐ ☐ ☐	Board of Directors recommendation FOR

3A. To authorize a new class of capital stock, the Class A common stock, par value $0.0001 per share, to replace the existing common stock, of the Company at Closing, to authorize a new class of capital stock, the Class B common stock, par value $0.0001 per share, to increase the number of authorized shares of the Company’s’ capital stock, par value $0.00001 per share, from 75,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 1,778,000,000 shares, consisting of (i) 1,650,000,000 shares of Class A Common Stock, (ii) 78,000,000 shares of Class B Common Stock and (iii) 50,000,000 shares of preferred stock.	☐ ☐ ☐	Board of Directors recommendation FOR

3B. To remove certain provisions in the existing charter no longer applicable following the completion of the Mergers.	☐ ☐ ☐	Board of Directors recommendation FOR

3C. To cancel the designation of the Series A Preferred Stock, par value $0.001 per share.	☐ ☐ ☐	Board of Directors recommendation FOR

3D. To provide that holders of the Company’s Class A common stock and Class B common stock will vote together as a single class on all matters, except as required by law or by the Company’s Amended and Restated Certificate of Incorporation.	☐ ☐ ☐	Board of Directors recommendation FOR

3E. To absolve certain Company stockholders from certain competition and corporate opportunities obligations.	☐ ☐ ☐	Board of Directors recommendation FOR

3F. To allow officers of the Company to be exculpated from personal monetary liability pursuant to the General Corporation Law of the State of Delaware.	☐ ☐ ☐	Board of Directors recommendation FOR

4. 2023 Plan Proposal. To approve the SilverSun Technologies, Inc. 2023 Omnibus Incentive Plan.	☐ ☐ ☐	Board of Directors recommendation FOR

5. Share Issuance Proposal. To consider and vote upon a proposal, for purposes of complying with The Nasdaq Stock Market LLC Listing Rule 5635, to approve (i) the issuance of up to 159,100,397 shares of the Company’s Class A common stock (including the issuance of 77,669,760 shares of the Company’s Class A common stock upon the exchange of units of Technologies), together with an equal number of shares of the Company’s Class B common stock, for shares of the Company’s Class A common stock pursuant to the Fifth Amended and Restated Limited Liability Company Agreement of Technologies, and (ii) the issuance of 77,669,760 shares of the Company’s Class B common stock in accordance with the Merger Agreement.	☐ ☐ ☐	Board of Directors recommendation FOR

6. Director Election Proposal. To consider and vote upon a proposal to elect seven directors to serve until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal.	☐ ☐ ☐	Board of Directors recommendation FOR

6a. Chase Blackmon	☐ ☐ ☐
6b. Nicholas Cerasuolo	☐ ☐ ☐
6c. James N. Calvin	☐ ☐ ☐
6d. Bart Mallon	☐ ☐ ☐
6e. Renata Szkoda	☐ ☐ ☐

7. Reverse Stock Split Proposal. To approve and adopt an amendment to the Amended and Restated Certificate of Incorporation to, at the discretion of the Combined Company Board, within one year of Closing, (i) effect a reverse stock split of the Combined Company Common Stock within a range of one share of Combined Company Common Stock for every three shares of Combined Company Common Stock and one share of Combined Company Common Stock for every eight shares of Combined Company Common Stock (or any number in between) outstanding and effected by the Combined Company and (ii) reduce the authorized shares of Combined Company Common Stock by a corresponding amount.

8. Adjournment Proposal. To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of the Merger Proposal, Charter Proposal, the Share Issuance Proposal and the Separation and Distribution Proposal at the time of the Special Meeting.	☐ ☐ ☐	Board of Directors recommendation FOR

Authorized Signatures – This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, partner, manager, trustee, guardian, custodian or other fiduciary, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date: _________________________

Signature(s): __________________________________________________________

(Joint Owner) _________________________________________________________

[  ] I PLAN TO ATTEND THE MEETING VIRTUALLY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Form S-4, inclusive of Proxy Statement, is available at www.proxyvote.com